Exhibit 99.1

FOR IMMEDIATE RELEASE

MONDAY, JANUARY 22, 2007

CRYSTAL RIVER CAPITAL, INC. ANNOUNCES FOURTH QUARTER 2006 INVESTING
ACTIVITY AND CLOSING OF SECOND COLLATERALIZED DEBT OBLIGATION ISSUANCE

NEW YORK, NEW YORK—Jan. 22, 2007—Crystal River Capital, Inc. ("Crystal River" or the "Company")(NYSE:CRZ) today provided an update on investment activities for the fourth quarter of 2006. The Company purchased and originated over $216 million in investments, which includes $64 million invested in six CMBS deals, $117 million invested in commercial real estate ("CRE") loans and $35 million invested in CRE B Notes and mezzanine loans. Additionally, the Company sold over $200 million in non-Agency residential mortgage backed securities during the quarter.

"We are very pleased with the progress we made in the fourth quarter," said Clifford Lai, President and Chief Executive Officer of the Company. "The efforts we have made in building our commercial real estate origination capabilities give us the flexibility we need to invest in various segments of commercial real estate finance and move us closer to our targeted asset allocation."

Additionally, Crystal River announced the closing of Crystal River Resecuritization 2006-1 Ltd. ("CDO II"), a $325.0 million commercial real estate collateralized debt obligation ("CDO"), the Company's second CDO issuance.

CDO II issued non-recourse floating rate commercial mortgage related securities ("CMRS") which are secured by a $390.3 million pool of commercial mortgage-backed securities ("CMBS"). The securities rated BBB- and above, totaling $325.0 million, were privately placed and sold to third-party investors. Crystal River retained all of the below investment grade rated CMRS and the preferred shares in CDO II with an aggregate face value of approximately $65.4 million. The weighted average spread over LIBOR for the CMRS rated BBB- and above was 57 bps.

Clifford Lai stated, "Our second CDO issuance in 14 months represents an attractive, cost-efficient term financing, which will further reduce the portfolio's overall risk while improving our leveraged returns on equity capital.

The Company will record the CDO II transaction as a secured financing for accounting purposes and will consolidate the assets, liabilities, income and expenses of the Issuers.

Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that are based on various assumptions (some of which are beyond Crystal River's control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Although the Company believes that the expectations contained in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the effectiveness of Crystal River's hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of Crystal River's assets, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting the Company's business, the Company's ability to maintain its qualification as a real estate investment trust for federal income tax purposes and other risks disclosed from time to time in Crystal

River's filings with the Securities and Exchange Commission. Crystal River does not undertake, and specifically disclaims any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

COMPANY CONTACT

Crystal River Capital, Inc.

Marion Hayes

Investor Relations

(212) 549-8413

E-mail: mhayes@hyperionbrookfield.com

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